Exhibit 10.2

GLOBAL NET LEASE, INC.

Form of Director RSU Agreement

Pursuant to the

2025 Omnibus Incentive Compensation Plan of

Global Net Lease, Inc.

AGREEMENT (this “Agreement”), dated as of GRANT DATE (the “Grant Date”) between Global Net Lease, Inc., a Maryland corporation (the “Company” and, collectively with its controlled Affiliates, “GNL”), and FIRST LAST (the “Participant”).

Preliminary Statement

Subject to the terms and conditions set forth herein, the Committee hereby grants the Participant the number of Restricted Stock Units specified in Section 1, as a non-employee Director, on the Grant Date and subject to the terms and conditions set forth in the 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc., as it may be amended from time to time (the “Plan”) and this Agreement (the “RSUs”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.     Grant of RSUs. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective on the Grant Date, the Company hereby awards to the Participant # OF SHARES RSUs. Each RSU represents an unfunded, unsecured right to receive a Share on the Payment Date specified in Section 2(d) hereof.

2.     Vesting.

(a)            General. The RSUs granted pursuant to Section 1 shall vest on the day immediately preceding the date of the Company’s next Annual Meeting of Stockholders that follows the Grant Date (the “Vesting Date”); provided that the Participant has been continuously providing services to the Company as a non-employee Director through the Vesting Date. There shall be no proportionate or partial vesting in the period between the Grant Date and the Vesting Date.

(b)           Termination; Forfeiture. Except as expressly provided in this Section 2(b), upon the Participant’s Termination for any reason or no reason, the Participant shall immediately forfeit, without compensation and without further action by any party, any and all unvested RSUs. Notwithstanding the foregoing, upon the Participant’s Termination prior to the Vesting Date for any reason other than “Cause” (as defined below), a portion of the RSUs, equal to the total number of RSUs awarded hereunder multiplied by a fraction, the numerator of which is the number of days from the Grant Date through the date of Termination that the Participant was in continuous services with the Company as a non-employee Director and the denominator of which is the total number of days from the Grant Date through and including the Vesting Date, shall become immediately vested upon such Termination (and the date of such Termination shall be the “Vesting Date” for purposes of Section 2(d) hereof). The vesting of any of the RSUs described in this Section 2(b) is conditioned upon (x) the Participant’s continued compliance with all confidentiality obligations and restrictive covenants to which the Participant is subject, and (y) the Participant’s timely execution and delivery (without revocation) to the Company of a general release of all claims of any kind that the Participant has or may have against the Company and its Affiliates and their respective officers, directors, employees, shareholders, agents, representatives, and advisors (in a form satisfactory to the Company and that is delivered to the Participant no later than the date of the Participant’s Termination), with such release of claims to become fully effective no later than thirty (30) days following the Participant’s Termination. For purposes of this Section 2(b), “Cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable Maryland law.

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(c)            Change in Control. Notwithstanding the foregoing, the RSUs shall become immediately vested upon the date of the consummation of a Change of Control, and the date of such Change of Control shall be the “Vesting Date” for purposes of Section 2(d) hereof, subject to the Participant remaining in continuous services with the Company as a non-employee Director through such date.

(d)           Payment. The Company shall, as soon as reasonably practicable following the Vesting Date (and in no event later than thirty (30) days following the Vesting Date) (the “Payment Date”), deliver (or cause to be delivered) to the Participant one Share with respect to each vested RSU, as settlement of such RSU and each such RSU shall thereafter be cancelled.

(e)            Withholding. The Participant shall pay or provide for all applicable taxes in respect of the grant, vesting, or settlement of the RSUs and RSU Dividends.

3.     Dividends. Ordinary cash dividends in respect of Shares covered by any outstanding RSUs shall be payable to the Participant at the same time such dividends are payable to other shareholders in an amount equal to the dividends that would have been paid to the Participant if one (1) Share had been issued on the Grant Date for each RSU granted to the Participant as set forth in this Agreement (an “RSU Dividend”). This award of RSUs and all RSU Dividends hereunder are, individually and in the aggregate, intended to constitute an “unfunded” plan. Amounts payable pursuant to this Agreement will be payable from the general assets of the Company and no special or separate reserve, fund or deposit will be made to assure payment of such amounts. No Participant, beneficiary or other person will have any right, title or interest in any fund or in any specific asset of any member of the Company by reason of being party to this Agreement. Neither the acceptance of this Agreement, nor any actions taken pursuant to this Agreement, will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company on the one hand, and Participant, their beneficiary or other person on the other hand.

4.     RSU Transfer Restrictions. Unless otherwise determined by the Committee, RSUs may not be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of whether for value or for no value and whether voluntarily or involuntarily (including by operation of law) by the Participant (a “Transfer”) other than by will or by the laws of descent and distribution, and any other purported Transfer shall be void and unenforceable against the Company and its Affiliates.

5.     Rights as a Stockholder. Until the RSUs are settled in accordance with Section 2(c), the Participant shall have no rights as a stockholder with respect to Shares covered by RSUs.

6.     Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

7.     Recoupment. The RSUs granted hereunder are subject to the Company’s Dodd-Frank Clawback Policy, as it may be amended from time to time, to the extent such policy is applicable to the Participant and/or any other Company recoupment policies or procedures that may be required under Applicable Laws or otherwise adopted by the Company or incorporated into any or other made part of the Plan or this Agreement.

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8.     Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)            unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 8, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Global Net Lease, Inc.

650 Fifth Ave., 30th Floor

New York, NY 10019
Attention: General Counsel

(b)           if to the Participant, to the address on file with GNL.

Any notice, demand or request, if made in accordance with this Section 8 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; (iii) effective immediately when sent via email; or (iv) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

9.     No Right to Employment/Consultancy/Directorship. This Agreement shall not give the Participant or other Person any right to employment, consultancy or directorship by GNL, or limit in any way the right of GNL to terminate the Participant’s employment, consultancy or directorship at any time.

10.  Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT, FOR ITSELF, ITS AFFILIATES, HEIRS, SUCCESSORS, ASSIGNS, AS APPLICABLE, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THE PLAN OR THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.

11.  Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

12.  Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its principles of conflict of laws.

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13.  Section 409A. Although the Company makes no guarantee with respect to the tax treatment of the RSUs, the award of RSUs and RSU Dividends pursuant to this Agreement is intended to comply with, or to be exempt from, Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. The RSUs and RSU Dividends shall be limited, construed and interpreted in accordance with such intent; provided that GNL does not guarantee to the Participant any particular tax treatment of the RSUs or RSU Dividends. In no event whatsoever shall GNL be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. RSU Dividends shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement.

14.  Interpretation. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

15.  No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

GLOBAL NET LEASE, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

[Director RSU Award Agreement – [Name]]

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